Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of Idea Tech Holding Limited,

We hereby consent to the inclusion in Form F-1 Registration Statement of Idea Tech Holding Limited (the “Company”) of our report dated March 31, 2025, with respect to our audits of the Company’s consolidated financial statements as of and for the years ended June 30, 2024 and 2023 which appears in Form F-1 Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

Diamond Bar, California
August 8, 2025